Exhibit 15(j)

                                 AMENDMENT NO. 1

                                       TO

                  PLANS OF DISTRIBUTION PURSUANT TO RULE 12b-1

                                       OF

                               THE RBB FUND, INC.

                              (Classes A through Q)


                    WHEREAS, The RBB Fund, Inc. (the "Fund") is an open-end management investment company-and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

                   WHEREAS, the Fund has adopted a separate Plan of Distribution pursuant to Rule 12b-1 under the Act (each, a "Plan") with respect to shares (the "Shares") of each class of its Common Stock, par value $.001 per share (Classes A through Q) (collectively, the "Classes"); and

                    WHEREAS, each Plan currently states that the Fund's distributor is Planco Financial Services, Inc. ("Planco"); and

                    WHEREAS, the Fund intends to replace Planco with Counsellors Securities Inc. ("Counsellors") as distributor of the Shares; and

                   WHEREAS, the Fund and Counsellors intend to enter into a Distribution Agreement and Distribution Agreement Supplements which relate to the Classes, pursuant to which the Fund will employ Counsellors as distributor for the continuous offering of the Shares; and

                   WHEREAS, the Board of Directors desires to amend each Plan so that each Plan refers to Counsellors as the Fund's distributor.

                   NOW THEREFORE, in accordance with each Plan and Rule 12b-1 under the Act, each Plan is hereby amended so that all references in such Plan to "Planco Financial Services, Inc" or the "Distributor" are hereby deemed to be to Counsellors.

                   The foregoing amendment has been approved by a vote of both a majority of the Board of Directors of the Fund and a majority of the directors of the Fund who are not interested persons (as defined in the Act) of the Fund and have no direct or indirect financial interest in the operation of each Plan or any agreements related to it.

                    The foregoing amendment is effective April 10, 1991.